Exhibit 10.5

LETTER OF Application for shares

To:	The Board of Directors
QMMM Holdings Limited (the “Company”)

Date: February 22, 2023

Dear Sirs,

Re: Application for Shares

I, KWAI Bun of Flat A, 3/F, Unique Tower, 7-9 Wong Nai Chung Road, Happy Valley, Hong Kong, hereby apply for 10,493,000 new ordinary shares (the “Shares”) in the capital of the Company, details of which are as follows:

Number of shares:	10,493,000
Class of shares:	Ordinary shares of US$0.001 par value
Consideration:	Exchange of: (1) 7,000 ordinary shares in Quantum Matrix Limited; and (2) 7,000 ordinary shares in MANYMANY CREATIONS LIMITED

Conditional upon the allotment to me of the Shares, I request and authorise the Company to enter our name in the Company’s register of members as the holder of the fully paid Shares.

I confirm that I will hold the Shares on the terms of Company’s articles of association. I also confirm that the address I have given will be my address recorded in the register of members and the address to which notices of meeting and other notices under the Company’s articles of association are to be given.

Yours faithfully,

/s/ Bun Kwai
KWAI Bun
Passport No.: